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Exhibit 3.1

OCTOBER 2, 1980

Incorporated under the laws	[GRAPHIC]	of the State of California
NUMBER		SHARES
2036

VETERINARY PET SERVICES, INC.

Authorized Capital Stock        50,000,000        Common Shares

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

This Certifies that                        SAMPLE                         is the registered holder of                                                                         Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D. 19 .

[SEAL]

SECRETARY	PRESIDENT

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  Exhibit 3.1